UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2006

COMBINATORX, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51171	04-3514457
(Commission File No.)	(IRS Employer Identification No.)

245 First Street

Sixteenth Floor
Cambridge, MA 02142
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 301-7000

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On April 24, 2006, Lynn Baird, Ph.D. joined CombinatoRx, Incorporated (the “Company”) as its Senior Vice President, Regulatory Affairs and Quality Assurance/Quality Control.

Pursuant to the terms of Dr. Baird’s employment agreement, Dr. Baird will receive an initial annual salary of $270,000. In addition, upon the recommendation the Chief Executive Officer, Dr. Baird is eligible for a bonus at an annual target rate of 30% of her base compensation. Dr. Baird will receive a grant of an option to purchase 50,000 shares of the Company’s common stock, vesting with respect to 25% of the shares on April 24, 2007 and quarterly thereafter over the remaining three-year period, at an option exercise price per share based on the average of the high and low sales prices of the Company’s common stock on April 24, 2006.

If the Company terminates Dr. Baird’s employment without cause (as defined in the agreement), Dr. Baird is entitled to continue to receive her base salary, medical and dental benefits for a period of six months. Upon a change in control of the Company (as defined in the agreement), if Dr. Baird’s employment is terminated without cause within two years of the change in control, Dr. Baird is entitled to the following: (i) all unvested options as of that date will become fully vested and exercisable; (ii) a lump sum payment equal to six months’ of Dr. Baird then-current salary, and (iii) continued medical and dental benefits for a period of six months following the date of termination.

On April 24, 2006, the Company also entered into a Restricted Stock Award Agreement with Dr. Baird under the Company’s 2004 Incentive Plan under which Dr. Baird was awarded 20,000 shares of the Company’s restricted stock. Subject to certain conditions specified in the Restricted Stock Award Agreement, the restricted stock for Dr. Baird will vest with respect to 25% of the shares on April 24, 2007, with the remainder vesting in increments of 6.25% at the end of each three month period thereafter.  Copies of the Restricted Stock Agreement entered into with Dr. Baird is attached hereto and incorporated herein as Exhibit 10.2.

Item 8.01.                                          Other Events.

On April 24, 2006, the Company issued a press release announcing the hiring of Dr. Baird as its Senior Vice President, Regulatory Affairs and Quality Assurance/Quality Control.  The full text of the Company’s press release regarding the announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(c)               Exhibits

Exhibit No.	Description
10.1	Employment Letter dated March 31, 2006, between CombinatoRx, Incorporated and Lynn Baird.
10.2	Restricted Stock Award Agreement by and between CombinatoRx, Incorporated and Lynn Baird.
99.1	Press release of CombinatoRx, Incorporated dated April 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBINATORX, INCORPORATED

By:	/s/ Alexis Borisy
Name: Alexis Borisy
Title: Chief Executive Officer and President

Dated: April 24, 2006

Index to Exhibits

Exhibit No.	Description
10.1	Employment Letter dated March 31, 2006, between CombinatoRx, Incorporated and Lynn Baird.
10.2	Restricted Stock Award Agreement by and between CombinatoRx, Incorporated and Lynn Baird.
99.1	Press release of CombinatoRx, Incorporated dated April 24, 2006.